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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement No. 333-161402 on Form S-8 and in Registration Statement No. 333-169008 on Form S-3 of our report dated February 29, 2012, relating to the consolidated financial statements and financial statement schedule of Starwood Property Trust, Inc. and subsidiaries (the "Company"), and the effectiveness of the Company's internal control over financial reporting appearing in this Annual Report on Form 10-K of Starwood Property Trust, Inc. for the year ended December 31, 2011.

/s/ DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 29, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM